Exhibit 99.8

Form of Note - Face
-------------------

                            FIDELITY FEDERAL BANCORP

                     9.00% JUNIOR SUBORDINATED NOTE DUE 2008


Registered Number                                    Registered Amount:
     _____                                           $_________________



                                                      CUSIP:___________


     Fidelity Federal Bancorp, an Indiana corporation (herein called the "Company", which term includes any successor corporation), for value received, hereby promises to pay to _____ or registered assigns, the principal sum of _____ Dollars ($ _____ ) on _____ , 2008, and to pay interest thereon from _____ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing May 1, 2002, at the rate of 9.00% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be on April 15 or October 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Payment of the principal of (and premium, if any) and interest on this Security will be made at the offices of Fidelity Federal Bancorp, 18 NW Fourth Street, PO Box 1347, Evansville, Indiana 47706-1347 (the "Registrar and Paying Agent"), and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


REGISTRAR'S CERTIFICATE                     FIDELITY FEDERAL BANCORP
  OF AUTHENTICATION

This is one of those Notes authorized       By:
                                               --------------------------------
by the Company as its 9.00% Junior
Subordinated Notes due 2008                 And:
                                                -------------------------------

FIDELITY FEDERAL BANCORP

By:
   ---------------------------------
   Authorized Representative


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

Form of Note - Reverse
----------------------

     This Note is one of a duly authorized issuance by the Company designated as its 9.00% Junior Subordinated Notes due 2008 (herein called the "Notes"), limited in aggregate principal amount to $1,500,000; provided, however, the Company may issue additional Notes from time to time without the consent of holders of the Notes.

     The Notes are not redeemable at the option of the Company, in whole or in part, prior to _____ . The Notes are redeemable at the option of the Company, in whole or in part, at any time upon not less than 15 and not more than 30 days' notice mailed to each Holder of Notes to be redeemed at his address appearing in the Note Register, on any date after _____ and prior to maturity, at face value plus accrued and unpaid interest to the date of redemption. If Notes are redeemed, in whole or in part, between _____ and _____, the Company also will pay to the Holder thereof a redemption premium equal to one percent (1%) of the principal amount of the Note that has been redeemed.

     In the event Notes are redeemed in part only, the Notes will be selected for redemption on a pro rata basis, by lot or by such other method as the Company in its sole discretion deems fair and reasonable. The Notes will only be redeemed in multiples of $1,000 in original principal amount. A Note in principal amount equal to the unredeemed portion of the original Note will be issued upon cancellation of the original Note.

     The Company is not obligated to make mandatory redemption or sinking fund payments with respect to the Notes.

     The Notes rank pari passu with each other and with the Company's 9 1/4% Junior Subordinated Notes due January 2002 and the Company's 12.00% Junior Subordinated Notes due April 2004, which means they rank proportionately, similarly and at an equal level. The indebtedness evidenced by the Notes are a direct, unsecured obligation of the Company and, except as noted above, are fully subordinated to all other indebtedness and obligations of the Company, including any future issues of subordinated notes or debentures of the Company but not to common stock or preferred stock of the Company.

     The Notes are not savings or deposit accounts or other obligations of United Fidelity Bank or any non-bank affiliate of the Company and are not insured by the Federal Deposit Insurance Corporation or any governmental agency.

     If the Company shall fail to pay the interest on, or principal of this Note when due, and which failure continues for a period of thirty (30) days, the principal of and interest on this Note may be declared due and payable by the Holder thereof and payment may be enforced in accordance with applicable Indiana law.

     No Holder of any Note and no director, officer, employee, agent, manager, partner or other interest holder of the Company shall have any liability for any obligation of the Company under the Notes or for any claim based on, in respect of or by reason of such obligations. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release shall be part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

     A Holder of any Note may surrender such Note at the principal amount of such Note surrendered, plus accrued and unpaid interest, in payment of the exercise price of any warrants for the purchase of common stock of the Company issued in connection herewith.


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

     The exchange or transfer of this Note is registrable in the Note Register, upon surrender of this Note for exchange or for registration of transfer at the offices of the Fidelity Federal Bancorp, 18 NW Fourth Street, PO Box 1347, Evansville, Indiana 47706-1347, or at any other office or agency maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof and are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     In the event any Note is mutilated, lost, stolen or destroyed, the Company may cause a new Note to be authenticated of like date, maturity and denomination as that mutilated, lost, stolen, or destroyed, provided that, in the case of any mutilated Note, such mutilated Note shall first be surrendered to the Company, and in the case of any lost, stolen or destroyed Note, there shall be first furnished to the Company evidence of such loss, theft or destruction satisfactory to the Company, together with indemnity satisfactory to it. In the event any such lost, stolen, or destroyed Note shall have matured, instead of issuing a duplicate Note the Company may, upon receiving indemnity satisfactory to it, pay the same without surrender thereof. The Company may charge the Holder of such Note with its reasonable fees and expenses in connection with the above.

     Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM-         as tenants in common

    TENANT-          as tenants by the entireties
    JTTEN-           as joint tenants with
                     rights of survivorship and
                     not as tenants in common

UNIF TRANF MIN ACT-                   Custodian
                    -----------------           --------------------
                    (Cust)                          (Minor)

                    under Uniform Transfers to Minors

                    Act
                       --------------------------------  above list.
                                    (State)

          Additional abbreviations may also be used though not in the
          -----------------------------------------------------------
         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                              and transfer(s) unto

       PLEASE INSERT SOCIAL SECURITY OR
     OTHER IDENTIFYING NUMBER OF ASSIGNEE
 --------------------------------------------
/                                          /
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing

                                                                        attorney
----------------------------------------------------------------------
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
       -------------------------


----------------------------------------      -----------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY      NOTICE: The signature to this
AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS,    assignment must correspond with
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS   the name(s) as written upon the
AND CREDIT UNIONS WITH MEMBERSHIP IN AN       face of the within instrument in
APPROVED SIGNATURE GUARANTEE MEDALLION        every particular, without
PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.    alteration or enlargement or any
                                              change whatever.

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